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                                                             Exhibit  (d)(viii)


                                   SCHEDULE D
                       INVESTMENT ADVISORY AGREEMENT FEES

THE FEES LISTED BELOW ARE FOR SERVICES PROVIDED UNDER THIS AGREEMENT AND ARE TO BE ACCRUED DAILY AND PAID MONTHLY IN ARREARS:

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FUND                                                                                        DATE
----                                                                                        ----
SCHWAB CALIFORNIA MUNICIPAL MONEY FUND                                                      April 30, 1999

Thirty-eight one-hundredths of one percent (.38%) of the Schwab California Municipal Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion; but not in excess of $10 billion; and thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion; but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion.

SCHWAB U.S. TREASURY MONEY FUND                                                             April 30, 1999

Thirty-eight one-hundredths of one percent (.38%) of the Schwab U.S. Treasury Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion; but not in excess of $10 billion; and thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion; but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion.

SCHWAB VALUE ADVANTAGE MONEY FUND                                                           April 30, 1999

Thirty-eight one-hundredths of one percent (.38%) of the Schwab Value Advantage Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion; but not in excess of $10 billion; and thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion; but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion.

SCHWAB INSTITUTIONAL ADVANTAGE MONEY FUND                                                   April 30, 1999

Thirty-eight one-hundredths of one percent (.38%) of the Schwab Institutional
Advantage Money Fund's average daily net assets not in excess of $1 billion;
thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion; but not in excess of $10 billion; and thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion; but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion.
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
SCHWAB RETIREMENT MONEY FUND                                                                April 30, 1999

Thirty-eight one-hundredths of one percent (.38%) of the Schwab Retirement Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion; but not in excess of $10 billion; and thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion; but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion.


SCHWAB NEW YORK MUNICIPAL MONEY FUND                                                        April 30, 1999

Thirty-eight one-hundredths of one percent (.38%) of the Schwab New York Municipal Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion; but not in excess of $10 billion; and thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion; but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion.


SCHWAB GOVERNMENT CASH RESERVES FUND                                                        April 30, 1999

Thirty-eight one-hundredths of one percent (.38%) of the Schwab Government Cash Reserves Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion; but not in excess of $10 billion; and thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion; but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion.

SCHWAB NEW JERSEY MUNICIPAL MONEY FUND                                                      April 30, 1999

Thirty-eight one-hundredths of one percent (.38%) of the Schwab New Jersey Municipal Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion; but not in excess of $10 billion; and thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion; but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion.

SCHWAB PENNSYLVANIA MUNICIPAL MONEY FUND                                                    April 30, 1999

Thirty-eight one-hundredths of one percent (.38%) of the Schwab Pennsylvania
Municipal Money Fund's average daily net assets not in excess of $1 billion;
thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion; but not in excess of $10 billion; and thirty-two one-hundredths of one
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
percent (.32%) of such net assets over $10 billion; but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion.

SCHWAB FLORIDA MUNICIPAL MONEY FUND                                                         April 30, 1999

Thirty-eight one-hundredths of one percent (.38%) of the Schwab Florida Municipal Money Fund's average daily net assets not in excess of $1 billion; thirty-five one-hundredths of one percent (.35%) of such net assets over $1 billion; but not in excess of $10 billion; and thirty-two one-hundredths of one percent (.32%) of such net assets over $10 billion; but not in excess of $20 billion; thirty one-hundredths of one percent (.30%) of such assets over $20 billion.
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                                  THE CHARLES SCHWAB FAMILY OF FUNDS

                                  By:  /s/ Steven L. Scheid
                                       -----------------------------
                                  Name:  Steven L. Scheid
                                  Title: President and Trustee

                                  CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.
                                  By:    _________________________________
                                  Name:  William J. Klipp
                                  Title: President and Chief
                                         Operating Officer